                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation of our report dated September 26, 1996 on the financial statements of Lofts Seed, Inc. as of June 30, 1996 and 1995 and for the years ended June 30, 1996 and 1995, which is included in this Registration Statement of AgriBioTech, Inc. and to the reference to our firm under the caption "Experts" in the Registration Statement.

                                          Amper, Politziner & Mattia, P.A.

Edison, New Jersey

August 13, 1998